EXHIBIT 99.2
BUSINESS OBJECTS S.A.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per ordinary share and ADS data)

	Three Months Ended
	March 31,
	2006	2005
	(unaudited)
Revenues:
Net license fees	$125,894	$115,151
Services	152,377	133,624

Total revenues	278,271	248,775
Cost of revenues:
Net license fees	7,976	7,168
Services	60,767	51,381

Total cost of revenues	68,743	58,549

Gross profit	209,528	190,226
Operating expenses:
Sales and marketing	117,500	103,722
Research and development	43,737	40,274
General and administrative	30,363	24,813

Total operating expenses	191,600	168,809

Income from operations	17,928	21,417
Interest and other income (expense), net	2,855	4,400

Income before provision for income taxes	20,783	25,817
Provision for income taxes	(8,446)	(10,811)

Net income	$12,337	$15,006

Basic net income per ordinary share and ADS	$0.13	$0.17

Diluted net income per ordinary share and ADS	$0.13	$0.16

Ordinary shares and ADSs used in computing basic net income per ordinary share and ADS	92,552	89,424

Ordinary shares and ADSs and equivalents used in computing diluted net income per ordinary share and ADS	95,333	91,184

BUSINESS OBJECTS S.A.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except nominal value per ordinary share)

	March 31, 2006	December 31, 2005
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$425,749	$332,777
Restricted cash	22,174	22,157
Short-term investments	4,954	4,651
Accounts receivable, net	247,462	265,672
Deferred tax assets	13,559	13,605
Prepaid and other current assets	67,266	60,880

Total current assets	781,164	699,742

Goodwill	1,166,400	1,166,043
Other intangible assets, net	102,836	110,512
Property and equipment, net	76,486	74,116
Deposits and other assets	32,449	34,945
Long-term restricted cash	21,033	20,858
Long-term deferred tax assets	19,481	17,142

Total assets	$2,199,849	$2,123,358

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$48,550	$45,777
Accrued payroll and related expenses	66,686	83,332
Income taxes payable	83,759	79,820
Deferred revenues	248,337	201,788
Other current liabilities	70,565	72,098
Escrows payable	21,742	21,728

Total current liabilities	539,639	504,543

Long-term escrows payable	11,079	10,902
Other long-term liabilities	8,133	8,871
Long-term deferred tax liabilities	2,493	2,853
Long-term deferred revenues	8,118	6,734

Total liabilities	569,462	533,903

Shareholders’ equity
Ordinary shares, Euro 0.10 nominal value	10,440	10,359
Additional paid-in capital	1,232,473	1,217,473
Treasury and Business Objects Option LLC shares	(4,214)	(3,223)
Retained earnings	354,682	342,345
Unearned compensation	—	(12,243)
Accumulated other comprehensive income	37,006	34,744

Total shareholders’ equity	1,630,387	1,589,455

Total liabilities and shareholders’ equity	$2,199,849	$2,123,358

BUSINESS OBJECTS S.A.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended
	March 31,
	2006	2005
	(unaudited)
Operating activities:
Net income	$12,337	$15,006
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	7,881	8,830
Amortization of other intangible assets	8,869	8,133
Stock-based compensation expense	13,410	1,217
Excess tax benefits from stock-based compensation	(2,422)	—
Loss on retirements of property and equipment	64	—
Deferred income taxes	(2,835)	10
Changes in operating assets and liabilities:
Accounts receivable, net	20,800	61,048
Prepaid and other current assets	(5,826)	(3,286)
Deposits and other assets	2,516	3,736
Accounts payable	2,391	4,583
Accrued payroll and related expenses	(17,607)	(20,560)
Income taxes payable	6,163	(6,140)
Deferred revenues	46,416	12,513
Other liabilities	(3,888)	(9,777)
Short-term investments classified as trading	(302)	66

Net cash provided by operating activities	87,967	75,379

Investing activities:
Purchases of property and equipment	(10,018)	(7,480)
Other activities	—	27

Net cash used in investing activities	(10,018)	(7,453)

Financing activities:
Issuance of shares	11,820	12,277
Excess tax benefits from stock-based compensation	2,422	—

Net cash provided by financing activities	14,242	12,277

Effect of foreign exchange rate changes on cash and cash equivalents	781	842

Net increase in cash and cash equivalents	92,972	81,045
Cash and cash equivalents, beginning of the period	332,777	293,485

Cash and cash equivalents, end of the period	$425,749	$374,530